Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

LV ADMINISTRATIVE SERVICES, INC.,
as Administrative and Collateral Agent

THE PURCHASERS
From Time to Time Party Hereto

and

GENERAL ENVIRONMENTAL MANAGEMENT, INC.

Dated: October 31, 2007

i

LIST OF EXHIBITS

Form of Convertible Term Note	Exhibit A
Form of Warrant	Exhibit B
Form of Opinion	Exhibit C
Form of Escrow Agreement	Exhibit D
Form of Compliance Certificate	Exhibit E

LIST OF SCHEDULES

Schedule 1	Purchaser Commitments
Schedule 2	Warrant Holders and Warrant Shares
Schedule 4.2	Subsidiaries
Schedule 4.3	Capitalization
Schedule 4.6	Extraordinary Agreements
Schedule 4.7	Obligations to Related Parties
Schedule 4.9	Title to Properties; Liens
Schedule 4.10	IP Registration
Schedule 4.12	Litigation
Schedule 4.13	Taxes
Schedule 4.14	Employees
Schedule 4.15	Registration and Voting Rights
Schedule 4.17	Environmental
Schedule 4.21	SEC Reports
Schedule 6.12(e)	Indebtedness
Schedule 11.12	Brokers

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2007, among GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation (the “Company”), the purchasers from time to time a party hereto (each a “Purchaser” and collectively, the “Purchasers”), LV Administrative Services, Inc., a Delaware corporation, as administrative and collateral agent for each Purchaser, (the “Agent” and together with the Purchasers, the “Creditor Parties”).

RECITALS

WHEREAS, the Company has authorized the sale to each Purchaser of a Secured Convertible Term Note in the form of Exhibit A hereto in the principal amount set forth opposite such Purchaser’s name on Schedule 1 hereto (each as amended, restated, modified and/or supplemented from time to time, a “Note” and, collectively, the “Notes”), which Note is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at an initial fixed conversion price of $2.78 per share of Common Stock (“Fixed Conversion Price”);

WHEREAS, the Company wishes to issue to each Purchaser a warrant in the form of Exhibit B hereto (each as amended, restated, modified and/or supplemented from time to time, a “Warrant” and, collectively the “Warrants”) to purchase up to the number of shares of the Common Stock set forth opposite such Purchaser’s name on Schedule 2 (subject to adjustment as set forth therein) in connection with such Purchaser’s purchase of the applicable Note;

WHEREAS, each Purchaser desires to purchase the applicable Note and Warrant on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the applicable Note and Warrant to each Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Agreement to Sell and Purchase.  Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the applicable Note.  The sale of the Notes on the Closing Date shall be known as the “Offering.”  The Notes will mature on the Maturity Date (as defined in the Note).  Collectively, the Notes and Warrants and Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants are referred to as the “Securities.”

2.           Fees and Warrant.  On the Closing Date:

(a)           The Company will issue and deliver to each Purchaser a Warrant to purchase up to the number of shares of Common Stock set forth opposite its name on Schedule 2 (subject to adjustment as set forth therein) in connection with the Offering pursuant to Section 1 hereof.  All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of each Creditor Party by the Company are hereby also made and granted for the benefit of the holder of the related Warrant and shares of the Common Stock issuable upon exercise of such Warrant (the “Warrant Shares”).

(b)           Subject to the terms of Section 2(c) below, the Company shall pay (i) to Valens Capital Management, LLC, the investment manager of the Purchasers (“VCM”), a non-refundable payment in an amount equal to $5,000; (ii) a non-refundable payment in an amount equal to (A) $10,400 to Valens U.S. SPV I, LLC (“Valens U.S.”), and (B) $9,600 to Valens Offshore SPV II, Corp. (“Valens Offshore”) and (iii) an advance prepayment discount deposit equal to (A) $10,400 to Valens U.S. and (B) $9,600 to Valens Offshore.  Each of the foregoing payments in clauses (i) and (ii) shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason, except to the extent a Purchaser fails to deliver, or cause to be delivered, the funds required of such Purchaser at the Closing notwithstanding the Company’s and its Subsidiaries’ full compliance with all conditions to funding set forth in this Agreement or in any of the Related Agreements, including, without limitation, satisfaction (or waiver by the Agent in its sole discretion) of the items and matters set forth in the transaction checklist provided by the Agent to the Company on or prior to the Closing Date.

(c)           The payments referred to in the preceding clause (b) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”) and shall be in addition to all deposits previously paid by the Company which the Company hereby acknowledges have been fully earned by the recipient(s) thereof and are non-refundable.

3.           Closing, Delivery and Payment.

3.1           Closing.  Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Agent may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2           Delivery.  Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to each Purchaser, among other things, the applicable Note and Warrant and such Purchaser will deliver to the Company, among other things, the amounts set forth opposite its name in the Disbursement Letter by certified funds or wire transfer. The Company hereby acknowledges and agrees that each Purchaser’s obligation to purchase the applicable Note from the Company on the Closing Date shall be contingent upon the satisfaction (or waiver by the Agent in its sole discretion) of the items and matters set forth in the closing checklist provided by the Agent to the Company on or prior to the Closing Date.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Creditor Party as follows:

4.1           Organization, Good Standing and Qualification.  The Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  The Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Notes and the Warrants to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Agent (as amended, restated, modified and/or supplemented from time to time, the “Master Security Agreement”), (iv) the Registration Rights Agreements relating to the Securities dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Registration Rights Agreements”), (v) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, restated, modified and/or supplemented from time to time, the “Subsidiary Guaranty”), (vi) the Equity Interest Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Agent (as amended, restated, modified and/or or supplemented from time to time, the “Stock Pledge Agreement”), (vii) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchasers and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, restated, modified and/or supplemented from time to time, the “Escrow Agreement”), (viii) the Intellectual Property Security Agreement dated as of the date hereof among the Company and/or certain Subsidiaries of the Company and the Agent (as amended, restated, modified and/or supplemented from time to time, the “Intellectual Property Security Agreement”), (ix) the Deed of Trust, Security Agreement, Assignment Of Rents, And Fixture Filing dated as of the date hereof from General Environmental Management of Rancho Cordoba, LLC in favor of the Trustee thereunder for the benefit of the Agent (as amended, restated, modified and/or supplemented from time to time, the “Deed of Trust”), and (x) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (x), collectively, the “Related Agreements”); (2) issue and sell the Notes and the shares of Common Stock issuable upon conversion of the Note (the “Note Shares”); (3) issue and sell the Warrants and the Warrant Shares; and (4) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted.  Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).

4.2           Subsidiaries.  Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2.  For the purpose of this Agreement, a “Subsidiary” of any Person means (i) a corporation or other entity or Person whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation or other entity or Person, or other Persons or entities performing similar functions for such corporation or other entity or Person, are owned, directly or indirectly, by such Person or (ii) a corporation or other entity or Person in which such Person owns, directly or indirectly, more than 50% of the equity interests at such time.  For the purpose of this Agreement, a “Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

4.3           Capitalization; Voting Rights.

(a)           The authorized capital stock of the Company, as of the date hereof consists of 1,100,000,000 shares, of which 1,000,000,000 are shares of Common Stock, par value $0.001 per share, 12,403,082 shares of which are issued and outstanding, and 100,000,000 are shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding.  The authorized, issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

(b)           Except as disclosed on Schedule 4.3, other than:  (i) the shares reserved for issuance under the Company’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.  Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Notes or the Warrants, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c)           All issued and outstanding shares of the Company’s Common Stock:  (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)           The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Certificate or Articles of Incorporation.  The Note Shares and Warrant Shares have been duly and validly reserved for issuance.  When issued in compliance with the provisions of this Agreement and the Company’s Certificate or Articles of Incorporation, the Securities will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4           Authorization; Binding Obligations.  All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Notes and Warrants has been taken or will be taken prior to the Closing.  This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

(a)           as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)           general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Notes and the subsequent conversion of the Notes into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.  The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5           Liabilities; Solvency.

(a)           Neither the Company nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Company’s filings under the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Agreement (collectively, the “Exchange Act Filings”), copies of which have been provided to the Agent.

(b)           Both before and after giving effect to (a) the transactions contemplated hereby that are to be consummated on the Closing Date, (b) the disbursement of the proceeds of, or the assumption of the liability in respect of, the Notes pursuant to the instructions or agreement of the Company and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Company and each Subsidiary of the Company, is and will be, Solvent.  For purposes of this Section 4.5(b), “Solvent” means, with respect to any Person (as hereinafter defined) on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute and unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.6           Agreements; Action.  Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

(a)           there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $75,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any of its Subsidiaries products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

(b)           Since June 30, 2007 (the “Balance Sheet Date”), neither the Company nor any of its Subsidiaries has:  (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)           For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d)           The Company maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

(e)           The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets.  The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including that:

(i)           transactions are executed in accordance with management’s general or specific authorization;

(ii)           unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii)           transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

(iv)           transactions are recorded as necessary to maintain accountability for assets; and

(v)           the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f)           There is no weakness in any of the Company’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

4.7           Obligations to Related Parties.  Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

(a)           for payment of salary for services rendered and for bonus payments;

(b)           reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

(c)           for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each Subsidiary of the Company, as applicable); and

(d)           obligations listed in the Company’s and each of its Subsidiary’s financial statements or disclosed in any of the Company’s Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any of its Subsidiaries or any members of their immediate families, are indebted to the Company or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any of its Subsidiaries.  Except as described above, no officer, director or stockholder of the Company or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such person.  Except as set forth on Schedule 4.7, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

4.8           Changes.  Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a)           any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)           any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c)           any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)           any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)           any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(f)           any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g)           any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

(h)           any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(i)           any labor organization activity related to the Company or any of its Subsidiaries;

(j)           any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)           any sale, assignment, transfer, abandonment or other disposition of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

(l)           any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)           any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)           any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9           Title to Properties and Assets; Liens, Etc.  The Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge (each for the foregoing, a “Lien”), other than the following (each a “Permitted Encumbrance”):

(a)           those in favor of the Agent, for the ratable benefit of the Creditor Parties;

(b)           those in favor of Laurus Master Fund, Ltd. (“Laurus”);

(c)           those resulting from taxes which have not yet become delinquent;

(d)           minor Liens which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such Liens have no effect on the Lien priority of the Agent, for the ratable benefit of the Creditor Parties, in such property;

(e)           those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the Lien priority of the Purchaser therein;

(f)           Purchase Money Liens (as defined in Section 6.12) securing Purchase Money Indebtedness (as defined in Section 6.12) to the extent permitted in this Agreement; and

(g)           Liens specified on Schedule 4.9.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10           Intellectual Property.

(a)           The Company and each of its Subsidiaries owns or possesses sufficient legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”).  There are no settlements or consents, covenants not to sue, non-assertion assurances, or releases to which the Company or any of its Subsidiaries is bound which adversely affects its rights to own or use any Intellectual Property.

(b)           To the Company’s knowledge, the conduct of the Company’s and each of its Subsidiaries’ business as now conducted, and as presently proposed to be conducted, does not (and will not) result in any infringement or other violation of the rights of others.

(c)           Schedule 4.10 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all registrations and applications for Intellectual Property owned by the Company and each of its Subsidiaries filed or issued by any Intellectual Property registry and (ii) all Intellectual Property licenses which are either material to the business of the Company or relate to any material portion of the Company’s or any of its Subsidiaries’ inventory, including licenses for standard software having a replacement value of more than $30,000.  None of such Intellectual Property licenses are reasonably likely to be construed as an assignment of the licensed Intellectual Property to the Company or any of its Subsidiaries.

(d)           There are no claims pending or, to the best of the Company’s knowledge, threatened and neither the Company nor any of its Subsidiaries has received any other communications, alleging that, the Company or any of its Subsidiaries has infringed, diluted, misappropriated, or otherwise violated any Intellectual Property of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefore.

(e)           The Company is not aware of any infringement diluted, misappropriated, or other violation of its Intellectual Property by any other person or entity.

(f)           Neither the Company nor any of its Subsidiaries utilizes any inventions, trade secrets or other Intellectual Property of any of its employees, officers, or contractors) except for inventions, trade secrets or other Intellectual Property that is owned by the Company or any Subsidiary as a matter of law or have been rightfully assigned to the Company or any of its Subsidiaries.

4.11           Compliance with Other Instruments.  Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its articles or certificate of incorporation, certificate of formation, operating agreement or bylaws, as applicable, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Notes by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.12           Litigation.  Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing.  Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.13           Tax Returns and Payments.  The Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it.  All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent.  Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

(a)           that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b)           of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14           Employees.  Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries.  Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To the Company’s knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the Company’s and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation.  Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred.  Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries.  Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15           Registration Rights and Voting Rights.  Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued.  Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.16           Compliance with Laws; Permits.  Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.  The Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17           Environmental and Safety Laws.  Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.  Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to its knowledge, by any other Person on any property owned, leased or used by the Company or any of its Subsidiaries other than in full compliance with all applicable statute, law and regulation. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a)         materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; and

(b)         any petroleum products or nuclear materials.

4.18           Valid Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19           Full Disclosure.  The Company and each of its Subsidiaries has provided the Purchasers with all information requested by the Purchasers in connection with the Purchasers’ decision to purchase the Notes and Warrants, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision.  Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document including, without limitation, the responses contained in any questionnaire provided to the Company by the Agent, delivered by the Company or any of its Subsidiaries to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Any financial projections and other estimates provided to the Purchasers by the Company or any of its Subsidiaries were based on the Company’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20           Insurance.  The Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company and each of its Subsidiaries believe are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

4.21           SEC Reports.  Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act.  The Company has furnished the Agent copies of:  (i) its Annual Reports on Form 10-KSB for its fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarter ended March 31, 2007 and June 30, 2007, and the Form 8-K filings which it has made during the fiscal year December 31, 2007 to date (collectively, the “SEC Reports”).  Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22           Listing.  The Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy, all requirements for the continuation of such listing or quotation, as applicable.  The Company has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable.  For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

4.23           No Integrated Offering.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.24           Stop Transfer.  The Securities are restricted securities as of the date of this Agreement.  Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.25           Dilution.  The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Notes and exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

4.26           Patriot Act.  The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Company hereby acknowledges that each of the Creditor Parties seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Company hereby represents, warrants and covenants that:  (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to any Creditor Party has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to any Creditor Party, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause any Creditor Party to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  The Company shall promptly notify the Agent if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of its Subsidiaries.  The Company shall provide any Creditor Party all additional information regarding the Company or any of its Subsidiaries that such Creditor Party deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities.  The Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Creditor Parties may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of any Purchaser’s investment in the Company.  The Company further understands that the Creditor Parties may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if such Creditor Party, in its sole discretion, determines that it is in the best interests of such Creditor Party in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.27           ERISA.  Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder:  (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.           Representations and Warranties of each Purchaser.  Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1           No Shorting.  Neither such Purchaser nor any of its affiliates and investment partners has, nor will cause any person or entity, to directly engage in “short sales” of the Common Stock as long as any Note shall be outstanding.

5.2           Requisite Power and Authority.  Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions.  All corporate action on such Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing.  Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except:

(a)           as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)           as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3           Investment Representations.  Such Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement, including, without limitation, that such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.  Such Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the applicable Note and Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of such Note and the exercise of such Warrant, respectively.  Such Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Notes, the Warrants and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

5.4           The Purchaser Bears Economic Risk.  Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Such Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5.5           Acquisition for Own Account.  Such Purchaser is acquiring the applicable Note and Warrant and the Note Shares and the Warrant Shares for such Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6           The Purchaser Can Protect Its Interest.  Such Purchaser represents that by reason of its, or of its management’s, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in the applicable Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements.  Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7           Accredited Investor.  Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.8           Legends.

(a)           The applicable Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.”

(b)           The applicable Note Shares and Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.”

(c)           The applicable Warrant shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.”

6.           Covenants of the Company.  The Company covenants and agrees with each Creditor Party as follows:

6.1           Stop-Orders.  The Company will, by written notice, advise the Agent, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2           Listing.  The Company shall promptly secure the listing or quotation, as applicable, of the shares of Common Stock issuable upon conversion of the Notes and upon the exercise of the Warrants on the Principal Market upon which shares of Common Stock are listed or quoted for trading, as applicable (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable.  The Company will maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

6.3           Market Regulations.  The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the applicable Securities to each Purchaser and promptly provide copies thereof to such Purchaser.

6.4           Reporting Requirements.  The Company will deliver, or cause to be delivered, to the Agent each of the following, which shall be in form and detail acceptable to the Agent:

(a)           As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, the Company’s and each of its Subsidiaries’ audited financial statements with a report of independent certified public accountants of recognized standing selected by the Company and acceptable to the Agent (the “Accountants”), which annual financial statements shall be without qualification and shall include the Company’s and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of the Company’s and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Agent so requests, on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default  (as defined in each Note) and, if so, stating in reasonable detail the facts with respect thereto;

(b)           As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Company, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company and each of its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, prepared, if the Agent so requests, on a consolidating and consolidated basis to include all the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in each Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c)           As soon as available and in any event within twenty (20) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared, on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in each Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d)           The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.  Promptly after (i) the filing thereof, copies of the Company’s most recent registration statements and annual, quarterly, monthly or other regular reports which the Company files with the SEC, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders;

(e)           Together with each delivery of any financial statement pursuant to Section 6.4(a), 6.4(b) or 6.4(c), a Compliance Certificate, substantially in the form of Exhibit E hereto, duly executed by the President, Chief Executive Officer or Chief Financial Officer of the Company that, among other things, (i) states that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) shows in reasonable detail the calculations used in determining each financial covenant contained in Section 6.19 and (iii) states that no Event of Default (as defined in each Note) is continuing as of the date of delivery of such Compliance Certificate or, if an Event of Default is continuing, states the nature thereof and the action that the Company proposes to take with respect thereto; and

(f)           The Company shall deliver, or cause the applicable Subsidiary of the Company to deliver, such other information as any Creditor Party shall reasonably request.

6.5           Use of Funds.  The Company shall use the proceeds of the sale of the Notes and the Warrants to pay off in full certain indebtedness owing from the Company to Firestone Associates, Inc. and Firestone Environmental Services, Inc. (in an aggregate amount not to exceed $130,000) and for general working capital purposes only.

6.6           Access to Facilities.  The Company and each of its Subsidiaries will permit any representatives designated by the Agent (or any successor of the Agent), upon reasonable notice and during normal business hours, at the Company’s expense and accompanied by a representative of the Company or any Subsidiary (provided that no such prior notice shall be required to be given and no such representative of the Company or any Subsidiary shall be required to accompany the Agent in the event the Agent believes such access is necessary to preserve or protect the Collateral (as defined in the Master Security Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in each Note)), to:

(a)           visit and inspect any of the properties of the Company or any of its Subsidiaries;

(b)           examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c)           discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing no Creditor Party shall have the right to review any of the Company’s (or its Subsidiaries’) material, non-public information, unless such Creditor Party signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

6.7           Taxes.

(a)           The Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Agent in any property of the Company or any of its Subsidiaries and (iii) if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(b)           All payments made by the Company under this Agreement or any Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes (as defined below) now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, other than Excluded Taxes (as defined below).  “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(c)           In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)           Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof (or such other evidence reasonably satisfactory to the Agent).  If the Company fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Creditor Parties for any incremental taxes, interest or penalties that may become payable by any Creditor Party as a result of any such failure.

(e)           Each Purchaser (or its assignee) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Purchaser”) shall deliver to the Company and the Agent two completed originals of an appropriate U.S. Internal Revenue Service Form W-8, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Purchaser.  Such forms shall be delivered by each Non-U.S. Purchaser on or before the date it becomes a party to this Agreement.  In addition, each Non-U.S. Purchaser shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Purchaser.  Each Non-U.S. Purchaser shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph (e), a Non-U.S. Purchaser shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Purchaser is not legally able to deliver.

(f)           The agreements in the preceding paragraphs (b), (c), (d), (e) and this paragraph (f) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder or thereunder or under any other Related Agreement.

As used in this Section 6.7, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Excluded Taxes” means, with respect to any Creditor Party: (a) taxes imposed on or measured by its overall net income and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the laws of which such Creditor Party is incorporated or organized or by the jurisdiction (or any political subdivision thereof) in which the principal place of management or applicable lending office of such Creditor Party is located; (b) taxes imposed on or measured by its properties; (c) payroll tax or other similar taxes imposed on or measured by the wages, compensation and fees paid by it to officers, directors, employees, agents and contractors; (d) taxes imposed on or measured by purchases made by it, such as sales and use tax; and (e) any other tax that is directly related to the Creditor Party’s business operations and unrelated to the transactions contemplated by this Agreement or is incurred because any assignee or holder of any of the Obligations (as defined in the Master Security Agreement) at any time is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Non-Excluded Taxes” means all Taxes other than (i) Excluded Taxes and (ii) Other Taxes.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Related Agreement.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto.

6.8           Insurance.  (i)  The Company shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral (as defined in each of the Master Security Agreement, the Stock Pledge Agreement and each other security agreement entered into by the Company and/or any of its Subsidiaries for the benefit of the Creditor Parties) and the Company and each of its Subsidiaries will, jointly and severally, bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Agent, for the ratable benefit of the Creditor Parties, as security for the Obligations (as defined in the Master Security Agreement).  Furthermore, the Company will insure or cause the Collateral to be insured in the Agent’s name as an additional insured and lender loss payee, with an appropriate loss payable endorsement in form and substance satisfactory to the Agent, against loss or damage by fire, flood, sprinkler leakage, theft, burglary, pilferage, loss in transit and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries including but not limited to workers compensation, public and product liability and business interruption, and such other hazards as the Agent shall specify in amounts and under insurance policies and bonds by insurers acceptable to the Agent and all premiums thereon shall be paid by the Company and the policies delivered to the Agent.  If the Company or any of its Subsidiaries fails to obtain the insurance and in such amounts of coverage as otherwise required pursuant to this Section 6.8, the Agent may procure such insurance and the cost thereof shall be promptly reimbursed by the Company and shall constitute Obligations.

(ii)           The Company’s insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any of its Subsidiaries and the insurer will provide the Agent with no less than thirty (30) days notice prior of cancellation;

(iii)           The Agent, in connection with its status as a lender loss payee, will be assigned at all times to a first lien position until such time as all the Obligations have been indefeasibly satisfied in full.

6.9           Intellectual Property.

(a)           The Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to own or use Intellectual Property including registrations and applications therefore, that are necessary to the conduct of its business, as now conducted or as presently proposed to be conducted, and shall not do any act or omit to do any act whereby any of such Intellectual Property may lapse, or become abandoned, dedicated to the public, or unenforceable, or the Lien therein in favor of the Agent, for the ratable benefit of the Creditor Parties, would be adversely affected,

(b)           The Company shall report to the Agent (i) the filing by the Company or any of its Subsidiaries of any application to register a Copyright no later than ten (10) days after such filing occurs (ii) the filing of any application to register any other Intellectual Property with any other Intellectual Property registry, and the issuance thereof, no later than thirty (30) days after such filing or issuance occurs and, in each case, shall, simultaneously with such report, deliver to the Agent fully-executed documents required to acknowledge, confirm, register, record or perfect the Lien in such Intellectual Property.  In addition, the Company and its Subsidiaries hereby authorize the Agent to modify this Agreement by amending Schedule 4.10 to include any registrations or applications for Intellectual Property inadvertently omitted from such Schedule or filed, registered, acquired by the Company or any of its Subsidiaries after the date hereof and agree to cooperate with the Agent in effecting any such amendment to include any new item of Intellectual Property included in the Collateral.

(c)           The Company shall, and shall cause each of its Subsidiaries to, promptly upon the reasonable request of the Agent, execute and deliver to the Agent any document or instrument required to acknowledge, confirm, register, record, or perfect the Lien of the Agent in any part of the Intellectual Property owned by the Company and its Subsidiaries.

(d)           The Company shall, and shall cause of each of its Subsidiaries to, not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to Intellectual Property, except for the Permitted Encumbrances.

6.10           Properties.  The Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.11           Confidentiality.  The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of any Creditor Party, unless expressly agreed to by such Creditor Party or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, (i) the Company may disclose any Creditor Party’s identity and the terms of this Agreement and the Related Agreements to its current and prospective debt and equity financing sources, and (ii) the Company (and each employee, representative, or other agent of the Company) may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement and the Related Agreements and the agreements referred to therein; provided, however, that the Company (and no employee, representative or other agent of the Company) disclose pursuant to this clause (ii) any other information that is not relevant to understanding the tax treatment or tax structure of such transactions (including the identity of any party or any information that could lead another to determine the identity of any party); and, provided, further, that the Company will not, and will not permit any of its Subsidiaries to, disclose any information to the extent that such disclosure could reasonably be expected to result in a violation of any U.S. federal or state securities law or similar law of another jurisdiction.  Each Creditor Party shall be permitted to discuss, distribute or otherwise transfer any non-public information of the Company and its Subsidiaries in such Creditor Party’s possession now or in the future to potential or actual (i) direct or indirect investors in such Creditor Party and (ii) third party assignees or transferees of all or a portion of the obligations of the Company and/or any of its Subsidiaries hereunder and under the Related Agreements.

6.12           Required Approvals.  (I) The Company, without the prior written consent of the Agent, shall not, and shall not permit any of its Subsidiaries to:

(a)           (i) directly or indirectly declare, pay or make any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries, (ii) issue any preferred stock or (iii) redeem any of its preferred stock or other equity interests;

(b)           liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Company or, in the case of merger not involving the Company, such Subsidiary, as applicable, is the surviving entity);

(c)           become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d)           materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole; or

(e)           (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than (x) the Company’s obligations owed to each Purchaser or Laurus, (y) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchasers than the indebtedness being refinanced or replaced, and (z) any indebtedness (“Purchase Money Indebtedness”) incurred in connection with the purchase of equipment in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchasers than the indebtedness being refinanced or replaced, so long as any lien (“Purchase Money Lien”) relating thereto shall only encumber the fixed assets so purchased and no other assets of the Company or any of its Subsidiaries; (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any twelve (12) month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Company or any Subsidiary thereof for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); (iv) make any payment or distribution in respect of any subordinated indebtedness of the Company or its Subsidiaries in violation of any subordination or other agreement made in favor of any Creditor Party; (v) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement; and (vi) purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to its and its Subsidiaries’ officers and employees not exceeding at any one time an aggregate of $10,000, and (z) loans to its existing Subsidiaries so long as such Subsidiaries are designated as either a co-borrower hereunder or has entered into such guaranty and security documentation required by the Agent, including, without limitation, to grant to the Agent a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations (as defined in the Master Security Agreement); and

(II) The Company, without the prior written consent of the Agent, shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes a party to (A) the Master Security Agreement, the Stock Pledge Agreement and the Intellectual Property Security Agreement (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof); (B) a Subsidiary Guaranty in favor of the Purchasers in form and substance satisfactory to the Agent and (c) to the extent required by the Agent, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

6.13           Reissuance of Securities.  The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:

(a)           the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(b)           upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchasers in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the applicable Purchasers and broker, if any.

6.14           Opinion.  On the Closing Date, the Company will deliver to the Creditor Parties substantially in the form of Exhibit C hereto an opinion acceptable to the Agent from the Company’s external legal counsel.  The Company will provide, at the Company’s expense, such other legal opinions in the future as are deemed reasonably necessary by the Agent (and acceptable to the Agent) in connection with the conversion of any Note and exercise of the any Warrant.

6.15           Margin Stock.  The Company will not permit any of the proceeds of the Notes or the Warrants to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.16           FIRPTA.  Neither the Company, nor any of its Subsidiaries, is a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder and neither the Company nor any of its Subsidiaries shall at any time take any action or otherwise acquire any interest in any asset or property to the extent the effect of which shall cause the Company and/or such Subsidiary, as the case may be, to be a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder.

6.17           Financing Right of First Refusal.

(a)           The Company hereby grants to the Purchasers a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Company and/or any of its Subsidiaries, subject to the following terms and conditions.  From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Company or any of its Subsidiaries (an “Additional Financing”), the Company and/or any Subsidiary of the Company, as the case may be, shall notify the Agent of its intention to enter into such Additional Financing.  For purposes of the foregoing, “Additional Financing” excludes: (a) the sale or issuance of equity interests of the Company to officers, directors, employees and consultants pursuant to the Company’s stock option plans now in effect or adopted in the future; and (b) the receipt of proceeds from the exercise of options and warrants outstanding as of the date hereof (or to be issued, as permitted by the terms hereof and disclosed to Agent).  In connection therewith, the Company and/or the applicable Subsidiary thereof shall submit a fully executed term sheet (a “Proposed Term Sheet”) to the Agent setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Company and/or such Subsidiary.  The Agent shall have the right, but not the obligation, to deliver its own proposed term sheet (the “Purchaser Term Sheet”) setting forth the terms and conditions upon which the Purchasers would be willing to provide such Additional Financing to the Company and/or such Subsidiary.  The Purchaser Term Sheet shall contain terms no less favorable to the Company and/or such Subsidiary than those outlined in Proposed Term Sheet.  The Agent shall deliver such Purchaser Term Sheet within ten (10) business days of receipt of each such Proposed Term Sheet.  If the provisions of the Purchaser Term Sheet are at least as favorable to the Company and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, the Company and/or such Subsidiary shall enter into and consummate the Additional Financing transaction outlined in the Purchaser Term Sheet.

(b)           The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchasers to consummate an Additional Financing with the Company or any of its Subsidiaries.

6.18           Authorization and Reservation of Shares.  The Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Notes and exercise of the Warrants.

6.19           Maximum Consolidated Leverage Ratio.  Commencing with the month ending May 31, 2009, the Company and its Subsidiaries on a Consolidated basis shall not have, on the last day of each month thereafter, a Consolidated Leverage Ratio greater than 3.50 to 1.0 (measured on a trailing twelve month basis).

As used in this Section 6.19, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale/leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness (except amortization and expenses related to the consummation of the initial Loans on the Closing Date and the payment of all fees, costs and expenses associated with the foregoing), (iii) any loss from extraordinary items, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the sale of property (other than Accounts and Inventory (as defined under the applicable UCC) outside the ordinary course of business and (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Equity Interests to employees, officers, directors or consultants and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the sale of property (other than Accounts and Inventory (as defined in the applicable UCC) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interests, and (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period.

“Consolidated Interest Expense” means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person and its Subsidiaries during such period minus (b) the sum of (i) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and (ii) Consolidated interest income of such Person and its Subsidiaries for such period.

“Consolidated Leverage Ratio” means, with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last period of four consecutive fiscal quarters ending on or before such date.

“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

“Consolidated Total Debt” of any Person means all Indebtedness of a type described in clause (a), (b), (c)(i), (d), (f), (g) or (i) of the definition thereof, in each case of such Person and its Subsidiaries on a Consolidated basis.

“Contractual Obligation” means, with respect to any Person, any provision of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC (or any successor thereto) under the Exchange Act).

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business.  The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured:  (a) all indebtedness for borrowed money (including, without limitation, all principal, interest, fees and charges relating thereto), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Equity Interests (or any Equity Interests of a direct or indirect parent entity thereof) prior to the date that is 180 days after the maturity of the Notes, valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

7.           Covenants of the Purchasers.  Each Purchaser covenants and agrees with the Company as follows:

7.1           Confidentiality.  No Purchaser will disclose, nor will it include in any public announcement, the name of the Company, unless expressly agreed to by the Company in writing or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2           Non-Public Information.  No Purchaser will effect any sales in the shares of the Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

7.3           Limitation on Acquisition of Common Stock of the Company.  Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions entered into by a Purchaser and the Company (and/or Subsidiaries or Affiliates of the Company), such Purchaser (and/or Subsidiaries or Affiliates of such Purchaser) shall not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to a Non-U.S. Purchaser not to qualify as “portfolio interest” within the meaning of Section 871(h)(2) or Section 881(c)(2) of the Code, by reason of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, as applicable, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”).  The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company’s delivery to the Purchaser of a Notice of Redemption (as defined in the applicable Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of the Company’s common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the applicable Note).

8.           Covenants of the Company and the Purchasers Regarding Indemnification.

8.1           Company Indemnification.  The Company agrees to indemnify, hold harmless, reimburse and defend each Creditor Party, each of such Creditor Party’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon such Creditor Party which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and such Creditor Party relating hereto or thereto.

8.2           Purchaser Indemnification.  Each Purchaser Party agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon:  (i) any misrepresentation by such Purchaser or breach of any warranty by such Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by such Purchaser of any covenant or undertaking to be performed by such Purchaser hereunder, or any other agreement entered into by the Company and such Purchaser relating hereto.

9.           Conversion of Convertible Note.

9.1           Mechanics of Conversion.  In the case of any Purchaser:

(a)           Provided such Purchaser has notified the Company of such Purchaser’s intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold:  (i) upon the conversion of the applicable Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to such Purchaser following a request by such Purchaser) to assure that the Company’s transfer agent shall issue shares of the Common Stock in the name of such Purchaser (or its nominee) or such other Persons as designated by such Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreements) the applicable Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

(b)           Such Purchaser will give notice of its decision to exercise its right to convert the applicable Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the “Notice of Conversion”).  Such Purchaser will not be required to surrender the applicable Note until such Purchaser receives a credit to the account of such Purchaser’s prime broker through the DWAC system (as defined below), representing the Note Shares or until the applicable Note has been fully satisfied.  Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a “Conversion Date.”  Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) business day of the date of the delivery to the Company of the  Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within four (4) business days after receipt by the Company of the Notice of Conversion (the “Delivery Date”).

(c)           The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to such Purchaser.  In the event that the Company fails to direct its transfer agent to deliver the applicable Note Shares to such Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the applicable Note Shares are not delivered to such Purchaser by the Delivery Date, as compensation to such Purchaser for such loss, the Company agrees to pay late payments to such Purchaser for late issuance of the applicable Note Shares in the form required pursuant to Section 9 hereof upon conversion of the applicable Note in the amount equal to the greater of:  (i) $250 per business day after the Delivery Date; or (ii) such Purchaser’s actual damages from such delayed delivery.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages.  Such documentation shall show the number of shares of Common Stock such Purchaser is forced to purchase (in an open market transaction) which such Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) such Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the applicable Note, for which such Conversion Notice was not timely honored.

10.           Registration Rights.

10.1           Registration Rights Granted.  The Company hereby grants registration rights to each Purchaser pursuant to the Registration Rights Agreements.

10.2           Offering Restrictions.  Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the “Excepted Issuances”), neither the Company nor any of its Subsidiaries will, prior to the full exercise by the Purchasers of the Warrants, (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e.  common stock subject to a registration statement).

11.           Miscellaneous.

11.1           Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)           THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b)           THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND ANY CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT EACH CREDITOR PARTY AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHERPROVIDED, THAT, TO THE EXTENT NECESSARY TO EXERCISE ANY RIGHTS OR REMEDIES THAT ANY CREDITOR PARTY HAS WITH RESPECT TO COLLATERAL LOCATED IN ANOTHER JURISDICTION, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY SUCH OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY CREDITOR PARTY.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)           THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY CREDITOR PARTY AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

11.2           Severability.  Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

11.3           Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Creditor Party and the closing of the transactions contemplated hereby to the extent provided therein.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the obligations arising hereunder, under the Notes and under the other Related Agreements.

11.4           Successors.

(a)           Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by any Purchaser pursuant to Rule 144 or an effective registration statement.  Each Purchaser may assign any or all of the Obligations to any Person and, subject to acceptance and recordation thereof by the Agent pursuant to Section 11.4(b) and receipt by the Agent of a copy of the agreement or instrument pursuant to which such assignment is made (each such agreement or instrument, an “Assignment Agreement”), any such assignee shall succeed to all of such Purchaser’s rights with respect thereto; provided that no Purchaser shall be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in each Note) has occurred and is continuing.  Upon such assignment, such Purchaser shall be released from all responsibility for the Collateral (as defined in the Master Security Agreement, the Stock Pledge Agreement and each other security agreement, mortgage, cash collateral deposit letter, pledge and other agreements which are executed by the Company or any of its Subsidiaries in favor of any Creditor Party) to the extent same is assigned to any transferee.  Each Purchaser may from time to time sell or otherwise grant participations in any of the Obligations (as defined in the Master Security Agreement) and the holder of any such participation shall, subject to the terms of any agreement between such Purchaser and such holder, be entitled to the same benefits as such Purchaser with respect to any security for the Obligations (as defined in the Master Security Agreement) in which such holder is a participant.  The Company agrees that each such holder may exercise any and all rights of banker’s lien, set-off and counterclaim with respect to its participation in the Obligations (as defined in the Master Security Agreement) as fully as though the Company were directly indebted to such holder in the amount of such participation.  The Company may not assign any of its rights or obligations hereunder without the prior written consent of the Agent.  All of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the undersigned, and shall bind the representatives, successors and permitted assigns of the Company.

(b)           The Agent shall maintain, or cause to be maintained, for this purpose only as agent of the Company, (i) a copy of each Assignment Agreement delivered to it and (ii) a book entry system, within the meaning of U.S. Treasury Regulation Sections 15f.103-1(c) and 1.871-14(c) (the “Register”), in which it will register the name and address of each Purchase and the name and address of each assignee of each Purchaser under this Agreement, and the principal amount of, and stated interest on, the Notes owing to each such Purchaser and assignee pursuant to the terms hereof and each Assignment Agreement.  The right, title and interest of the Purchasers and their assignees in and to such Notes shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein.  The Company and each Creditor Party shall treat each Person whose name is recorded in the Register as a Purchaser pursuant to the terms hereof as a Purchaser and owner of an interest in the Obligations hereunder for all purposes of this Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any Note.  The Register shall be available for inspection by the Company or any Purchaser, at any reasonable time and from time to time, upon reasonable prior notice.

11.5           Entire Agreement; Maximum Interest.  This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchasers and thus refunded to the Company.

11.6           Amendment and Waiver.

(a)           This Agreement may be amended or modified only upon the written consent of the Company and the Agent.

(b)           The obligations of the Company and the rights of the Creditor Parties under this Agreement may be waived only with the written consent of the Agent.

(c)           The obligations of the Creditor Parties and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

11.7           Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)           upon personal delivery to the party to be notified;

(b)           when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c)           three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)           one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	General Environmental Management, Inc. 3191 Temple Ave., Suite 250 Pomona, CA 91768 Attention: Chief Financial Officer Facsimile No.: 909-444-9900

with a copy to:	de Castro, P.C. 309 Laurel Street San Diego, CA 92101 Attention: Stanley Moskowitz Facsimile No.: 619-702-9401

If to the Agent, to:	LV Administrative Services, Inc. c/o Laurus Capital Management, LLC 335 Madison Avenue, 10th Floor New York, NY 10017 Facsimile No.: 212-581-5037

with a copy to:	Loeb & Loeb, LLP 345 Park Avenue New York, NY 10154 Attention: Scott J. Giordano, Esq. Facsimile No.: 212-407-4990

If to a Purchaser:	To the address indicated under its signature on the signature pages hereto or at such other address as the Company or the applicable Creditor Party may designate by written notice to the other parties hereto given in accordance herewith.

11.9           Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10          Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11          Facsimile Signatures; Counterparts.  This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

11.12          Broker’s Fees.  Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

11.13          Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

11.14          Agency.  Each Purchaser has pursuant to an Administrative and Collateral Agency Agreement designated and appointed the Agent as the administrative and collateral agent of such Purchaser under this Agreement and the Related Agreements.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	PURCHASERS:

GENERAL ENVIRONMENTAL MANAGEMENT, INC.	VALENS U.S. SPV I, LLC

	By:	VALENS CAPITAL MANAGEMENT, LLC, its investment manager

By:	By:
Name:		Name:
Title:		Title: Authorized Signatory

AGENT:	VALENS OFFSHORE SPV II, CORP.

LV ADMINISTRATIVE SERVICES, INC., as Agent	By:	VALENS CAPITAL MANAGEMENT, LLC, its investment manager

By:	By:
Name:		Name:
Title:		Title: Authorized Signatory

EXHIBIT A

FORM OF CONVERTIBLE TERM NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF OPINION

1.           The Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

2.           The Company and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Related Agreements.  All corporate action on the part of the Company and each of its Subsidiaries and its officers, directors and stockholders necessary has been taken for:  (i) the authorization of the Agreement and the Related Agreements and the performance of all obligations of the Company and each of its Subsidiaries thereunder; and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements.  The Note Shares and the Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and the Related Agreements and upon delivery shall be validly issued and outstanding, fully paid and non assessable.

3.           The execution, delivery and performance by the Company and each of its Subsidiaries of the Agreement and the Related Agreements (to which it is a party) and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

(a)           Violate the provisions of their respective Charter or bylaws; or

(b)           Violate any judgment, decree, order or award of any court binding upon the Company or any of its Subsidiaries; or

(c)           Violate any [insert jurisdictions in which counsel is qualified] or federal law

4.           The Agreement and the Related Agreements will constitute, valid and legally binding obligations of the Company and each of its Subsidiaries (to the extent such entity is a party thereto), and are enforceable against the Company and each of its Subsidiaries party thereto in accordance with their respective terms, except:

(a)           as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)           general principles of equity that restrict the availability of equitable or legal remedies.

5.           To such counsel’s knowledge, the sale of each Note and the subsequent conversion of such Note into Note Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.  To such counsel’s knowledge, the sale of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not subject to any preemptive rights or, to such counsel’s knowledge, rights of first refusal that have not been properly waived or complied with.

6.           Assuming the accuracy of the representations and warranties of each Purchaser contained in the Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act.  To such counsel’s knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy and security under circumstances that would cause the offering of the Securities pursuant to the Agreement or any Related Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

7.           There is no action, suit, proceeding or investigation pending or, to such counsel’s knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the right of the Company or any of its Subsidiaries to enter into this Agreement or any Related Agreement, or to consummate the transactions contemplated thereby.  To such counsel’s knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

8.           The terms and provisions of the Master Security Agreement and the Stock Pledge Agreement create a valid security interest in favor of the Agent, in the respective rights, title and interests  of the Company and its Subsidiaries in and to the Collateral (as defined in each of the Master Security Agreement and the Stock Pledge Agreement).  Each UCC-1 Financing Statement naming the Company or any Subsidiary thereof as debtor and the Agent as secured party are in proper form for filing and assuming that such UCC-1 Financing Statements have been filed with the Secretary of State of [_____________], the security interest created under the Master Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of the Agent in respect of the Collateral that can be perfected by filing a financing statement.  After giving effect to the delivery to the Agent of the stock certificates representing the ownership interests of each Subsidiary of the Company (together with effective endorsements) and assuming the continued possession by the Agent of such stock certificates in the State of New York, the security interest created in favor of the Agent under the Stock Pledge Agreement constitutes a valid and enforceable first perfected security interest in such ownership interests (and the proceeds thereof) in favor of the Agent, subject to no other security interest.  No filings, registrations or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest created under the Stock Pledge Agreement in respect of such ownership interests.

9.           [Real property opinions will also be required]

EXHIBIT D

FORM OF ESCROW AGREEMENT

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[See Attached]

SCHEDULE 1

PURCHASER COMMITMENTS

VALENS U.S. SPV I, LLC                                                                                     $647,508.90

VALENS OFFSHORE SPV II, CORP                                                                   $597,700.52

SCHEDULE 2

WARRANT HOLDERS AND WARRANT SHARES

VALENS U.S. SPV I, LLC                                                                                     516,218

VALENS OFFSHORE SPV II, CORP                                                                   476,509